UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 3, 2015

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

(a)           On June 3, 2015, Activision Blizzard, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in Santa Monica, California.

(b)           The following is a brief description of each matter voted on at the Annual Meeting and the manner with respect to which votes were cast with respect to each matter and the number of abstentions and “broker non-votes” with respect to each matter, other than Proposal No. 3, with respect to which there are no broker non-votes.

Proposal No. 1:  The following 8 directors were elected to serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

	For	Against	Abstain	Broker Non-Votes
Robert J. Corti	559,621,227	65,171,332	2,182,253	38,886,214
Brian G. Kelly	619,749,948	5,060,604	2,164,260	38,886,214
Robert A. Kotick	620,633,533	4,171,430	2,169,849	38,886,214
Barry Meyer	622,598,594	2,283,248	2,092,970	38,886,214
Robert J. Morgado	557,586,883	67,206,490	2,181,439	38,886,214
Peter Nolan	563,128,345	61,742,629	2,103,838	38,886,214
Richard Sarnoff	621,396,349	3,478,681	2,099,782	38,886,214
Elaine Wynn	562,722,809	62,172,909	2,079,094	38,886,214

Proposal No. 2:  A non-binding, advisory proposal on the compensation of the Company’s executive officers named in the “Summary Compensation Table” in the Company’s proxy statement for the Annual Meeting, as disclosed in that proxy statement pursuant to Item 402 of Regulation S-K, was approved.

For	Against	Abstain	Broker Non-Votes
407,874,773	215,638,645	3,461,394	38,886,214

Proposal No. 3:  The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 was ratified.

For	Against	Abstain
655,610,781	8,025,092	2,225,153

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer